UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020

UNITY BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38470	26-4726035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

285 East Grand Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 416-1192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UBX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, Robert C. Goeltz II, the Chief Financial Officer of Unity Biotechnology, Inc., a Delaware corporation (the “Company”), notified the Company of his intention to leave his position of Chief Financial Officer of the Company to pursue another opportunity.  Mr. Goeltz will remain as the Company’s Chief Financial Officer through July 2020. On July 6, 2020, the Company announced the appointment of Lynne Sullivan to the position of interim Chief Financial Officer of the Company effective as of August 1, 2020.

Ms. Sullivan, age 54, has served as a strategic consultant to the Company since June 2020.  Ms. Sullivan retired from Compass Therapeutics, LLC in August 2019, where she had worked as Chief Financial Officer since December 2018. Prior to that, Ms. Sullivan most recently served as Senior Vice President of Finance for Biogen Inc. (“Biogen”) from September 2016 through December 2018. In that capacity, Ms. Sullivan had global responsibility for Biogen’s Financial Planning & Analysis, Corporate Tax, and Corporate Finance groups, which included ownership of long-range planning, capital allocation projects and the financial aspects of Mergers & Acquisitions/Business Development. Prior to that position, Ms. Sullivan served as Senior Vice President, Tax and Corporate Finance for Biogen from June 2015 through December 2018. Ms. Sullivan also served as Vice President, Tax for Biogen from April 2008 through June 2015. From January 2000 through April 2008, Ms. Sullivan served as Vice President Tax for EMD Serono and the Vice President of Tax for North America at Merck KgaA.  Ms. Sullivan also currently serves as a member of the boards of directors and as chair of the audit committees of three public biopharmaceutical companies, Solid Biosciences Inc., resTORbio, Inc. and BiomX Inc., and serves on the board of Inozyme Pharma, Inc., a private biopharmaceutical company.  Ms. Sullivan holds an M.S. in taxation from Bentley University and a B.S.B.A. from Suffolk University.   Ms. Sullivan was a Certified Public Account for over 20 years.

In connection with Ms. Sullivan’s appointment as interim Chief Financial Officer, the Company anticipates entering into a new arrangement with Ms. Sullivan to reflect her appointment. The Company will also enter into an indemnification agreement with Ms. Sullivan (the “Indemnification Agreement”) in accordance with the Company’s standard practice and pursuant to the form previously approved by the Board and the Company’s stockholders. The Indemnification Agreement, among other things, requires the Company to indemnify Ms. Sullivan to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as an executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BIOTECHNOLOGY, INC.

Date: July 6, 2020	By:	/s/ Anirvan Ghosh
Anirvan Ghosh, Ph.D.
Chief Executive Officer